News Release

Public Storage

701 Western Avenue

Glendale, CA 91201-2349

www.publicstorage.com

For Release	Immediately
Date	February 22, 2017
Contact	Clemente Teng
(818) 244-8080, Ext. 1141

Public Storage Reports Results for the Fourth Quarter and Year Ended December  31, 2016

GLENDALE,  California – Public Storage (NYSE:PSA) announced today operating results for the quarter and year ended December 31, 2016.

Operating Results for the Three Months Ended December 31, 2016

For the three months ended December 31, 2016, net income allocable to our common shareholders was $352.8 million or $2.03 per diluted common share, compared to $303.0 million or $1.74 per share in 2015 representing an increase of $49.8 million or $0.29 per share.  The increase is due primarily to a $32.0 million increase in self-storage net operating income (described below) and a $23.3 million increase in foreign exchange translation gains associated with our euro denominated debt.

The $32.0 million increase in self-storage net operating income is a result of a $20.6 million increase in our Same Store Facilities (as defined below) and an $11.4 million increase in our Non Same Store Facilities (as defined below).  Revenues for the Same Store Facilities increased 4.6% or $23.5 million in the three months ended December 31, 2016 as compared to 2015, due primarily to higher realized annual rent per occupied square foot.  Cost of operations for the Same Store Facilities increased by 2.7% or $2.9 million in the three months ended December 31, 2016 as compared to 2015, due primarily to increased property taxes,  repairs and maintenance and advertising and selling costs, offset partially by reduced allocated overhead costs.  The increase in net operating income for the Non Same Store Facilities is due primarily to the impact of 337 self-storage facilities acquired, developed or expanded since January 2013.

Operating Results for the Year Ended December 31, 2016

For the year ended December 31, 2016, net income allocable to our common shareholders was $1,183.9 million or $6.81 per diluted common share, compared to $1,053.1 million or $6.07 per share in 2015 representing an increase of $130.8 million or $0.74 per share.   The increase is primarily due to (i) a $139.1 million increase in self-storage net operating income and (ii) a $17.3 million increase in foreign exchange translation gains associated with our euro denominated debt offset partially by (iii) a $29.0 million reduction in gains on sales of real estate investments, including our equity share and (iv) a $20.0 million increase in EITF D-42 charges, including our equity share, as a result of preferred redemption activities.

The $139.1 million increase in self-storage net operating income is a result of a $96.9 million increase in our Same Store Facilities and a $42.2 million increase in our Non Same Store Facilities.  Revenues for the Same Store Facilities increased 5.5% or $110.0 million in the year ended December 31, 2016 as compared to 2015, due primarily to higher realized annual rent per occupied square foot.  Cost of operations for the Same Store Facilities increased by 2.5% or $13.1 million in the year ended December 31, 2016 as compared to 2015, due primarily to increased property taxes,  on-site property manager payroll and repairs and maintenance, offset partially by lower snow removal costs.  The increase in net operating income for the Non Same Store Facilities is due primarily to the impact of 337 self-storage facilities acquired,  developed or expanded since January 2013.

Funds from Operations

For the three months ended December 31, 2016, funds from operations (“FFO”) was $2.77 per diluted common share, as compared to $2.46 in 2015, representing an increase of 12.6%.  FFO is a non-GAAP (generally accepted accounting principles) term defined by the National Association of Real Estate Investment Trusts and generally represents net income before depreciation, gains and losses and impairment charges with respect to real estate assets.

For the year ended December 31, 2016,  FFO was $9.70 per diluted common share, as compared to $8.79 in 2015, representing an increase of 10.4%.

We also present “Core FFO per share,” a non-GAAP measure that represents FFO per share excluding the impact of (i) foreign currency exchange gains and losses, (ii) EITF D-42 charges related to the redemption of preferred securities, (iii)  general and administrative expenses associated with the acquisition of self-storage facilities and (iv) certain other non-cash and/or nonrecurring income or expense items.  We review Core FFO per share to evaluate our ongoing operating performance, and we believe it is used by investors and REIT analysts in a similar manner.  However, Core FFO per share is not a substitute for net income per share.  Because other REITs may not compute Core FFO per share in the same manner as we do, may not use the same terminology or may not present such a measure, Core FFO per share may not be comparable among REITs.

The following table reconciles from FFO per share to Core FFO per share (unaudited):

	Three Months Ended December 31,			Year Ended December 31,
			Percentage			Percentage
	2016	2015	Change	2016	2015	Change

FFO per share	$2.77	$2.46	12.6%	$9.70	$8.79	10.4%
Eliminate the per share impact of
items excluded from Core FFO, including
our equity share from investments:
Foreign currency exchange gain	(0.14)	-		(0.11)	-
Application of EITF D-42	0.02	-		0.17	0.06
Property acquisition costs	-	-		0.01	0.04
Other items	-	(0.01)		0.02	0.01
Core FFO per share	$2.65	$2.45	8.2%	$9.79	$8.90	10.0%

Property Operations – Same Store Facilities

The Same Store Facilities represent those facilities that have been owned and operated on a stabilized level of occupancy, revenues and cost of operations since January 1, 2014.  We review the operations of our Same Store Facilities, which excludes facilities whose operating trends are significantly affected by factors such as casualty events, as well as recently developed or acquired facilities, to more effectively evaluate the ongoing performance of our self-storage portfolio in 2014, 2015 and 2016.  We believe the Same Store information is used by investors and analysts in a similar manner.  The following table summarizes the historical operating results of these 2,000 facilities (127.2 million net rentable square feet) that represent approximately 83% of the aggregate net rentable square feet of our U.S. consolidated self-storage portfolio at December 31, 2016.

Selected Operating Data for the Same
Store Facilities (2,000 facilities)
(unaudited):
Three Months Ended December 31,				Year Ended December 31,
			Percentage			Percentage
2016		2015	Change	2016	2015	Change

	(Dollar amounts in thousands, except for per square foot amounts)
Revenues:
Rental income	$506,335	$483,230	4.8%	$2,001,608	$1,895,352	5.6%
Late charges and administrative fees	24,038	23,639	1.7%	96,088	92,373	4.0%
Total revenues (a)	530,373	506,869	4.6%	2,097,696	1,987,725	5.5%

Cost of operations:
Property taxes	29,073	27,845	4.4%	187,351	178,706	4.8%
On-site property manager payroll	22,910	22,795	0.5%	104,120	100,661	3.4%
Supervisory payroll	8,387	8,040	4.3%	36,217	35,092	3.2%
Repairs and maintenance	9,998	9,096	9.9%	38,845	35,994	7.9%
Snow removal	803	1,204	(33.3)%	4,135	9,677	(57.3)%
Utilities	8,807	8,914	(1.2)%	37,918	39,287	(3.5)%
Advertising and selling expense	7,115	6,432	10.6%	25,320	25,119	0.8%
Other direct property costs	13,720	12,910	6.3%	54,322	52,372	3.7%
Allocated overhead	9,194	9,844	(6.6)%	39,113	37,329	4.8%
Total cost of operations (a)	110,007	107,080	2.7%	527,341	514,237	2.5%
Net operating income (b)	$420,366	$399,789	5.1%	$1,570,355	$1,473,488	6.6%

Gross margin	79.3%	78.9%	0.5%	74.9%	74.1%	1.1%

Weighted average for the period:
Square foot occupancy	93.7%	93.9%	(0.2)%	94.5%	94.5%	0.0%
Realized annual rental income per (c):
Occupied square foot	$16.99	$16.19	4.9%	$16.65	$15.77	5.6%
Available square foot (“REVPAF”)	$15.92	$15.19	4.8%	$15.73	$14.90	5.6%
At December 31:
Square foot occupancy				92.3%	92.8%	(0.5)%
Annual contract rent per occupied
square foot (d)				$17.55	$16.76	4.7%

(a)	Revenues and cost of operations do not include ancillary revenues and expenses generated at the facilities with respect to tenant reinsurance and retail sales.
(b)	See attached reconciliation of self-storage net operating income (“NOI”) to operating income.
(c)

Realized annual rent per occupied square foot is computed by dividing annualized rental income, before late charges and administrative fees, by the weighted average occupied square feet for the period.  Realized annual rent per available square foot (“REVPAF”) is computed by dividing annualized rental income, before late charges and administrative fees, by the total available rentable square feet for the period.  These measures exclude late charges and administrative fees in order to provide a better measure of our ongoing level of revenue.  Late charges are dependent upon the level of delinquency and administrative fees are dependent upon the level of move-ins.  In addition, the rates charged for late charges and administrative fees can vary independently from rental rates.  These measures take into consideration promotional discounts, which reduce rental income.

(d)	Contract rent represents the applicable contractual monthly rent charged to our tenants, excluding the impact of promotional discounts, late charges and administrative fees.

The following table summarizes selected quarterly financial data with respect to the Same Store Facilities (unaudited):

	For the Quarter Ended
	March 31	June 30	September 30	December 31	Entire Year

	(Amounts in thousands, except for per square foot amounts)
Total revenues:
2016	$504,952	$520,099	$542,272	$530,373	$2,097,696
2015	$474,337	$490,806	$515,713	$506,869	$1,987,725

Total cost of operations:
2016	$139,511	$135,843	$141,980	$110,007	$527,341
2015	$143,301	$130,370	$133,486	$107,080	$514,237

Property taxes:
2016	$52,720	$52,929	$52,629	$29,073	$187,351
2015	$50,508	$50,407	$49,946	$27,845	$178,706

Repairs and maintenance, including
snow removal expenses:
2016	$11,111	$10,308	$10,760	$10,801	$42,980
2015	$16,167	$9,025	$10,179	$10,300	$45,671

Advertising and selling expense:
2016	$5,080	$5,552	$7,573	$7,115	$25,320
2015	$6,192	$5,541	$6,954	$6,432	$25,119

REVPAF:
2016	$15.13	$15.63	$16.25	$15.92	$15.73
2015	$14.22	$14.73	$15.44	$15.19	$14.90

Weighted average realized annual
rent per occupied square foot:
2016	$16.17	$16.39	$17.06	$16.99	$16.65
2015	$15.23	$15.45	$16.21	$16.19	$15.77

Weighted average occupancy levels
for the period:
2016	93.6%	95.4%	95.3%	93.7%	94.5%
2015	93.4%	95.4%	95.3%	93.9%	94.5%

Property Operations – Non Same Store Facilities

The Non Same Store Facilities at December 31, 2016 represent 337 facilities that were not stabilized with respect to occupancies or rental rates since January 1, 2014 or that we did not own as of January 1, 2014.  The following table summarizes operating data with respect to the Non Same Store Facilities (unaudited):

NON SAME STORE	Three Months Ended December 31,			Year Ended December 31,
FACILITIES	2016	2015	Change	2016	2015	Change

	(Dollar amounts in thousands, except for per square foot amounts)
Revenues:
2016 acquisitions	$7,779	$-	$7,779	$18,174	$-	$18,174
2015 acquisitions	4,126	2,752	1,374	15,574	6,255	9,319
2014 acquisitions	11,912	10,929	983	46,428	41,972	4,456
2013 acquisitions	25,353	23,765	1,588	99,390	91,481	7,909
Developed facilities	7,375	3,602	3,773	23,405	9,460	13,945
Other facilities	26,780	24,967	1,813	105,161	98,632	6,529
Total revenues	83,325	66,015	17,310	308,132	247,800	60,332

Cost of operations before depreciation
and amortization expense:
2016 acquisitions	2,793	-	2,793	6,455	-	6,455
2015 acquisitions	1,081	915	166	5,010	2,067	2,943
2014 acquisitions	3,254	3,001	253	12,845	12,304	541
2013 acquisitions	6,761	6,854	(93)	28,508	28,017	491
Developed facilities	3,510	1,234	2,276	10,932	3,934	6,998
Other facilities	7,044	6,534	510	26,814	26,137	677
Total cost of operations	24,443	18,538	5,905	90,564	72,459	18,105

Net operating income:
2016 acquisitions	4,986	-	4,986	11,719	-	11,719
2015 acquisitions	3,045	1,837	1,208	10,564	4,188	6,376
2014 acquisitions	8,658	7,928	730	33,583	29,668	3,915
2013 acquisitions	18,592	16,911	1,681	70,882	63,464	7,418
Developed facilities	3,865	2,368	1,497	12,473	5,526	6,947
Other facilities	19,736	18,433	1,303	78,347	72,495	5,852

Net operating income (a)	$58,882	$47,477	$11,405	$217,568	$175,341	$42,227

At December 31:
Square foot occupancy:
2016 acquisitions				82.9%	-	-
2015 acquisitions				90.8%	85.3%	6.4%
2014 acquisitions				92.0%	91.1%	1.0%
2013 acquisitions				92.4%	92.2%	0.2%
Developed facilities				58.6%	70.0%	(16.3)%
Other facilities				88.2%	88.2%	0.0%
				84.6%	88.2%	(4.1)%
Annual contract rent per occupied square foot:
2016 acquisitions				$9.99	$-	-
2015 acquisitions				13.77	12.87	7.0%
2014 acquisitions				14.47	13.51	7.1%
2013 acquisitions				15.50	14.68	5.6%
Developed facilities				12.96	12.45	4.1%
Other facilities				18.04	16.82	7.3%
				$14.80	$14.88	(0.5)%

NON SAME STORE	Three Months Ended December 31,			Year Ended December 31,
FACILITIES (Continued)	2016	2015	Change	2016	2015	Change

At December 31:
Number of facilities:
2016 acquisitions				55	-	55
2015 acquisitions				17	17	-
2014 acquisitions				44	44	-
2013 acquisitions				105	105	-
Developed facilities				36	20	16
Other facilities				80	80	-
				337	266	71
Net rentable square feet (in thousands):
2016 acquisitions				4,121	-	4,121
2015 acquisitions				1,285	1,285	-
2014 acquisitions				3,457	3,457	-
2013 acquisitions				6,906	6,906	-
Developed facilities				4,019	1,878	2,141
Other facilities				6,748	6,614	134
				26,536	20,140	6,396
(a)	See attached reconciliation of self-storage NOI to operating income.

Investing and Capital Markets Activities

During the three months ended December 31, 2016, we acquired 23 self-storage facilities (13 located in Oklahoma,  four each in Ohio and Tennessee and one each in California and Texas) with 1.8 million net rentable square feet for $159 million.    For the year ended December 31, 2016, we acquired 55 self-storage facilities with 4.1 million net rentable square feet for $429 million.    Subsequent to December 31, 2016, we acquired or were under contract to acquire five self-storage facilities (two in Ohio and one each in Minnesota, New York and North Carolina) with 0.3 million net rentable square feet for $26 million.

During the three months ended December 31, 2016, we completed six newly developed facilities and various expansion projects (0.8 million net rentable square feet) costing $107 million.  For the year ended December 31, 2016, we completed 16 newly developed facilities and various expansion projects (2.3 million net rentable square feet) costing an aggregate of $269 million.  At December 31, 2016, we had various facilities in development (4.2 million net rentable square feet) estimated to cost $520 million and various expansion projects (1.1 million net rentable square feet) estimated to cost $140 million.  The remaining $430 million of development costs for these projects is expected to be incurred primarily in the next 18 months.

On October 14, 2016, we issued our 4.90% Series E Preferred Shares for gross proceeds of $350 million.

During the year ended December 31, 2016, we issued four series of Preferred Shares for gross proceeds of $1,175 million and an average coupon rate of 5.1%.  During 2016, we also issued €100 million ($113.6 million) of Euro denominated Senior Unsecured Notes to an institutional investor, bearing interest at a fixed rate of 1.54% and maturing in eight years.

During 2016, we redeemed two series of Preferred Shares with an average coupon rate of 6.4% at par for $862.5 million.

Distributions Declared

On February 22, 2017, our Board of Trustees declared a regular common quarterly dividend of $2.00 per common share.  The Board also declared dividends with respect to our various series of preferred shares. All the dividends are payable on March 30, 2017 to shareholders of record as of March 15, 2017.

Fourth Quarter Conference Call

A conference call is scheduled for February 23, 2017 at 10:00 a.m. (PST) to discuss the fourth quarter earnings results.  The domestic dial-in number is (866) 406-5408, and the international dial-in number is (973) 582-2770 (conference ID number for either domestic or international is 60310587). A simultaneous audio webcast may be accessed by using the link at www.publicstorage.com under “Company Info, Investor Relations, News and Events, Events Calendar.”  A replay of the conference call may be accessed through March 9, 2017 by calling (800) 585-8367 (domestic) or (404) 537-3406 (international)

or by using the link at www.publicstorage.com under “Company Info, Investor Relations, News and Events, Events Calendar.” All forms of replay utilize conference ID number 60310587.

About Public Storage

Public Storage, a member of the S&P 500 and FT Global 500, is a REIT that primarily acquires, develops, owns and operates self-storage facilities. The Company’s headquarters are located in Glendale, California.  At December 31, 2016, we had interests in 2,348 self-storage facilities located in 38 states with approximately 154 million net rentable square feet in the United States and 219 storage facilities located in seven Western European nations with approximately 12 million net rentable square feet operated under the “Shurgard” brand.  We also own a 42% common equity interest in PS Business Parks, Inc. (NYSE:PSB) which owned and operated approximately 28 million rentable square feet of commercial space at December 31, 2016.

Additional information about Public Storage is available on our website, www.publicstorage.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements in this press release, other than statements of historical fact, are forward-looking statements which may be identified by the use of the words “expects,” “believes,” “anticipates,” “should,” “estimates” and similar expressions. These forward-looking statements involve known and unknown risks and uncertainties, which may cause our actual results and performance to be materially different from those expressed or implied in the forward-looking statements.  Factors and risks that may impact future results and performance include, but are not limited to, those described in Part 1, Item 1A, “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 29, 2016 and in our other filings with the SEC and the following: general risks associated with the ownership and operation of real estate, including changes in demand, risk related to development of self-storage facilities, potential liability for environmental contamination, natural disasters and adverse changes in laws and regulations governing property tax, real estate and zoning; risks associated with downturns in the national and local economies in the markets in which we operate, including risks related to current economic conditions and the economic health of our customers; the impact of competition from new and existing self-storage and commercial facilities and other storage alternatives; difficulties in our ability to successfully evaluate, finance, integrate into our existing operations and manage acquired and developed properties; risks associated with international operations including, but not limited to, unfavorable foreign currency rate fluctuations, changes in tax laws, and local and global economic uncertainty that could adversely affect our earnings and cash flows; risks related to our participation in joint ventures; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing environmental, taxes, our tenant reinsurance business and labor, and risks related to the impact of new laws and regulations; risks of increased tax expense associated either with a possible failure by us to qualify as a REIT, or with challenges to the determination of taxable income for our taxable REIT subsidiaries; changes in federal or state tax laws related to the taxation of REITs and other corporations; security breaches or a failure of our networks, systems or technology could adversely impact our business, customer and employee relationships; risks associated with the self-insurance of certain business risks, including property and casualty insurance, employee health insurance and workers compensation liabilities; difficulties in raising capital at a reasonable cost; delays in the development process; ongoing litigation and other legal and regulatory actions which may divert management’s time and attention, require us to pay damages and expenses or restrict the operation of our business; and economic uncertainty due to the impact of war or terrorism. These forward-looking statements speak only as of the date of this press release.  All of our forward-looking statements, including those in this press release, are qualified in their entirety by this statement.  We expressly disclaim any obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, new estimates, or other factors, events or circumstances after the date of this press release, except where expressly required by law.  Given these risks and uncertainties, you should not rely on any forward-looking statements in this press release, or which management may make orally or in writing from time to time, as predictions of future events nor guarantees of future performance.

PUBLIC STORAGE

SELECTED INCOME STATEMENT DATA

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015

Revenues:
Self-storage facilities	$613,698	$572,884	$2,405,828	$2,235,525
Ancillary operations	37,729	36,446	154,721	146,171
	651,427	609,330	2,560,549	2,381,696

Expenses:
Self-storage cost of operations	134,450	125,618	617,905	586,696
Ancillary cost of operations	10,716	12,091	51,178	48,806
Depreciation and amortization	111,741	106,307	433,314	426,008
General and administrative	20,148	19,456	83,656	88,177
	277,055	263,472	1,186,053	1,149,687

Operating income	374,372	345,858	1,374,496	1,232,009

Other income (expense):
Interest and other income	3,524	5,035	15,138	16,544
Interest expense	(900)	(610)	(4,210)	(610)
Equity in earnings of unconsolidated real estate entities	15,128	14,670	56,756	50,937
Gain on real estate investment sales	-	-	689	18,503
Foreign currency exchange gain	23,557	306	17,570	306
Net income	415,681	365,259	1,460,439	1,317,689
Allocation to noncontrolling interests	(1,942)	(1,769)	(6,863)	(6,445)
Net income allocable to Public Storage shareholders	413,739	363,490	1,453,576	1,311,244
Allocation of net income to:
Preferred shareholders – distributions	(59,548)	(59,031)	(238,214)	(245,097)
Preferred shareholders – redemptions	-	-	(26,873)	(8,897)
Restricted share units	(1,379)	(1,456)	(4,610)	(4,200)
Net income allocable to common shareholders	$352,812	$303,003	$1,183,879	$1,053,050

Per common share:
Net income per common share – Basic	$2.04	$1.75	$6.84	$6.10
Net income per common share – Diluted	$2.03	$1.74	$6.81	$6.07
Weighted average common shares – Basic	173,190	172,877	173,091	172,699
Weighted average common shares – Diluted	173,812	173,759	173,878	173,510

PUBLIC STORAGE

SELECTED BALANCE SHEET DATA

(Amounts in thousands, except share and per share data)

	December 31, 2016	December 31, 2015
ASSETS	(Unaudited)

Cash and cash equivalents	$183,688	$104,285

Operating real estate facilities:
Land and buildings, at cost	13,963,229	13,205,261
Accumulated depreciation	(5,270,963)	(4,866,738)
	8,692,266	8,338,523
Construction in process	230,310	219,190
Investments in unconsolidated real estate entities	689,207	809,308
Goodwill and other intangible assets, net	212,719	211,458
Other assets	122,148	95,468
Total assets	$10,130,338	$9,778,232

LIABILITIES AND EQUITY

Senior unsecured notes	$359,810	$263,940
Mortgage notes	30,939	55,076
Accrued and other liabilities	297,935	261,578
Total liabilities	688,684	580,594

Equity:
Public Storage shareholders’ equity:
Cumulative Preferred Shares, $0.01 par value, 100,000,000 shares authorized, 174,700 shares issued (in series) and outstanding
(162,200 at December 31, 2015), at liquidation preference	4,367,500	4,055,000
Common Shares, $0.10 par value, 650,000,000 shares authorized,
173,288,787 shares issued and outstanding, (172,921,241 shares
at December 31, 2015)	17,329	17,293
Paid-in capital	5,609,768	5,601,506
Accumulated deficit	(487,581)	(434,610)
Accumulated other comprehensive loss	(95,106)	(68,548)
Total Public Storage shareholders’ equity	9,411,910	9,170,641
Noncontrolling interests	29,744	26,997
Total equity	9,441,654	9,197,638
Total liabilities and equity	$10,130,338	$9,778,232

PUBLIC STORAGE
SELECTED FINANCIAL DATA

Computation of Funds from Operations and Funds Available for Distribution
(Unaudited – amounts in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015

Computation of FFO per Share:

Net income allocable to common shareholders	$352,812	$303,003	$1,183,879	$1,053,050
Eliminate items excluded from FFO:
Depreciation and amortization	111,741	106,307	433,314	426,008
Depreciation from unconsolidated real estate investments	17,088	19,893	74,407	78,985
Depreciation allocated to noncontrolling interests
and restricted share unitholders	(907)	(887)	(3,549)	(3,519)
Gains on sale of real estate investments, including
our equity share from investments	(1)	(888)	(768)	(29,721)
FFO allocable to common shares (a)	$480,733	$427,428	$1,687,283	$1,524,803
Diluted weighted average common shares	173,812	173,759	173,878	173,510
FFO per share (a)	$2.77	$2.46	$9.70	$8.79

Reconciliation of Earnings per Share to FFO per Share:

Earnings per share - diluted	$2.03	$1.74	$6.81	$6.07
Eliminate per share amounts excluded from FFO:
Depreciation and amortization, including amounts
from investments and excluding amounts allocated
to noncontrolling interests and restricted share unitholders	0.74	0.72	2.90	2.89
Gains on sale of real estate investments, including
our equity share from investments, and other	-	-	(0.01)	(0.17)
FFO per share (a)	$2.77	$2.46	$9.70	$8.79

Computation of Funds Available for Distribution ("FAD"):

FFO allocable to common shares	$480,733	$427,428	$1,687,283	$1,524,803
Eliminate effect of items included in FFO but not FAD:
Non-cash share-based compensation expense	7,524	6,147	20,765	15,793
Foreign currency exchange gain, including
our equity share from investments	(23,557)	(1,773)	(18,511)	(1,773)
Application of EITF D-42, including
our equity share from investments	3,067	-	29,940	9,944
Less: Capital expenditures to maintain real estate facilities	(18,268)	(10,194)	(86,047)	(63,069)

FAD (a)	$449,499	$421,608	$1,633,430	$1,485,698

Distributions paid to common shareholders and restricted
share units	$347,447	$294,674	$1,267,544	$1,125,934

Distribution payout ratio	77.3%	69.9%	77.6%	75.8%

Distributions per common share	$2.00	$1.70	$7.30	$6.50

(a)

FFO and FFO per share are non-GAAP measures defined by the National Association of Real Estate Investment Trusts and, along with the non-GAAP measure FAD, are considered helpful measures of REIT performance by REITs and many REIT analysts. FFO represents net income before real estate depreciation, gains or losses and impairment charges, which are excluded because they are based upon historical real estate costs and assume that building values diminish ratably over time, while we believe that real estate values fluctuate due to market conditions. FAD represents FFO adjusted to exclude certain non-cash charges and to deduct capital expenditures.  We utilize FAD in evaluating our ongoing cash flow available for investment, debt repayment, and common distributions. We believe investors and analysts utilize FAD in a similar manner.    FFO and FFO per share are not a substitute for net income or earnings per share.  FFO and FAD are not substitutes for GAAP net cash flow in evaluating our liquidity or ability to pay dividends, because they exclude investing and financing activities presented on our statements of cash flows.  In addition, other REITs may compute these measures differently, so comparisons among REITs may not be helpful.

PUBLIC STORAGE

SELECTED FINANCIAL DATA

Reconciliation of Self-Storage Net Operating Income to

Operating Income
(Unaudited – amounts in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015

Self-storage revenues for:
Same Store Facilities	$530,373	$506,869	$2,097,696	$1,987,725
Non Same Store Facilities	83,325	66,015	308,132	247,800
Self-storage revenues	613,698	572,884	2,405,828	2,235,525

Self-storage cost of operations for:
Same Store Facilities	110,007	107,080	527,341	514,237
Non Same Store Facilities	24,443	18,538	90,564	72,459
Self-storage cost of operations	134,450	125,618	617,905	586,696

Self-storage net operating income for:
Same Store Facilities	420,366	399,789	1,570,355	1,473,488
Non Same Store Facilities	58,882	47,477	217,568	175,341
Self-storage net operating income (a)	479,248	447,266	1,787,923	1,648,829
Ancillary operating revenues	37,729	36,446	154,721	146,171
Ancillary cost of operations	(10,716)	(12,091)	(51,178)	(48,806)
Depreciation and amortization	(111,741)	(106,307)	(433,314)	(426,008)
General and administrative expense	(20,148)	(19,456)	(83,656)	(88,177)
Operating income on our income statement	$374,372	$345,858	$1,374,496	$1,232,009

(a)

Net operating income or “NOI” is a non-GAAP financial measure that excludes the impact of depreciation and amortization expense, which is based upon historical real estate costs and assumes that building values diminish ratably over time, while we believe that real estate values fluctuate due to market conditions.  We utilize NOI in determining current property values, evaluating property performance, and in evaluating operating trends.  We believe that investors and analysts utilize NOI in a similar manner.  NOI is not a substitute for net income, net operating cash flow, or other related GAAP financial measures, in evaluating our operating results.  This table reconciles from NOI for our self-storage facilities to the operating income presented on our income statement.